Exhibit 10.2.2
Amendment
Dated as of May 5, 2010
to
Receivables Sale Agreement
Dated as of July 1, 2005

This Amendment (the “Amendment”), dated as of May 5, 2010, is entered into among Kansas City Power & Light Receivables Company (the “Seller”), Kansas City Power & Light Company (the “Initial Collection Agent”), Victory Receivables Corporation (the “Purchaser”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch), as agent for the Purchaser (the “Agent”).

Reference is hereby made to that certain Receivables Sale Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Purchaser and the Agent.  Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

Clause (d) of the defined term “Termination Date” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

(d)May 4, 2011.

Section 2. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed.  From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

Section 3. This Amendment shall become effective once the Agent receives (i) executed counterparts hereof, (ii) a renewal fee described in the Second Amendment to Amended and Restated Fee Letter and (iii) executed counterparts to the Second Amendment to Amended and Restated Fee Letter.

Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

Section 5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Agent

By: /s/ Aditya Reddy
Title: VP and Manager

Victory Receivables Corporation

By: /s/ Frank B. Bilotta
Title: President

Kansas City Power & Light Receivables Company

By: /s/ James P. Gilligan
Title: President

Kansas City Power & light Company

By: /s/ Michael W. Cline
Title: Vice President – Investor Relations and Treasurer